UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 1, 2005

Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	___-___	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)
CSQ Holding Company

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 4.1
EXHIBIT 99.1

Item 2.01. Completion of Acquisition or Disposition of Assets.
     Effective as of September 1, 2005 (the “Merger Closing”), pursuant to a certain Agreement and Plan of Merger dated February 28, 2005, as amended June 23, 2005 (the “Merger Agreement”), Quinton Cardiology Systems, Inc., a Delaware corporation (“Quinton”) and Cardiac Science, Inc., a Delaware corporation (“Cardiac”) combined their businesses by merging with the separate acquisition subsidiaries of CSQ Holding Company, a Delaware corporation subsequently renamed Cardiac Science Corporation (“Newco”).
     In accordance with the Merger Agreement, Rhythm Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Newco (“Quinton Merger Sub”) merged with and into Quinton, which in turn merged with and into Newco, and Heart Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Newco merged with and into Cardiac, which became a wholly-owned subsidiary of Newco. Each issued and outstanding share of Quinton common stock was exchanged for 0.77184895 shares of Newco common stock (the “Quinton Exchange Ratio”) and each issued and outstanding share of Cardiac common stock was exchanged for 0.10 shares of Newco common stock (the “Cardiac Exchange Ratio”). In addition, (i) each outstanding option to purchase shares of Quinton common stock now represents the right to purchase a number of shares of Newco common stock based on the Quinton Exchange Ratio, with the exercise price per share adjusted accordingly, and (ii) each outstanding option and warrant to purchase Cardiac common stock now represents the right to purchase a number of shares of Newco common stock based on the Cardiac Exchange Ratio, with the exercise price per share adjusted accordingly.
     The issuance of Newco’s common stock under the Merger Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Newco’s registration statement on Form S-4 (File No. 333-124514) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 29, 2005. Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Newco common stock is deemed registered under Section 12(g) of the Exchange Act. Shares of Newco common stock have been approved for listing on the Nasdaq National Market and are expected to begin trading under the symbol “CSCX” on September 1, 2005. The description of Newco common stock contained under the caption “Description of Newco Capital Stock Following the Transaction” in the joint proxy statement/prospectus included in the Registration Statement is incorporated by reference herein.
     Quinton’s common stock and Cardiac’s common stock were both registered pursuant to Section 12(g) of the Exchange Act and listed on the Nasdaq National Market. Each of Quinton and Cardiac Science has delisted its common stock from the Nasdaq National Market and will file a Form 15 with the SEC to terminate its registration under the Exchange Act of its common stock.
     Newco’s fiscal year will end on the 31st day of December in each year. Quinton has been deemed the acquiror for accounting purposes.

Item 3.02. Unregistered Sales of Equity Securities.
     Concurrent with the Merger Closing, and pursuant to a certain Senior Note and Warrant Conversion Agreement (the “Conversion Agreement”) by and among Newco, Cardiac and certain affiliates of Perseus, LLC (“Perseus”) dated February 28, 2005, Perseus exchanged senior notes having an aggregate principal amount and accrued interest of approximately $61 million, as well as warrants to purchase approximately 13.4 million shares of Cardiac common stock, for a combination of $20 million in cash and 2,843,915 shares of Newco’s common stock. The issuance of these securities was exempt from registration under the Securities Act pursuant to Section 4(2) thereof, on the basis that the transaction did not involve a public offering. The Conversion Agreement contains representations to support Newco’s reasonable belief that Perseus is familiar with or has access to information concerning the operations and financial condition of Newco and Perseus is acquiring the securities for investment and not with a view to the distribution thereof. At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act and the securities bear legends to that effect. Newco has agreed to use its best efforts to file a registration statement covering the resale of the securities issued pursuant to the Conversion Agreement within 90 days following the Merger Closing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective as of the Merger Closing, Newco’s Board of Directors appointed Bruce J. Barclay, W. Robert Berg, Jue-Hsien Chern, Ph.D., Harvey N. Gillis, Ruediger Naumann-Etienne Ph.D., Ray E. Newton, III and Jeffrey F. O’Donnell, Sr. to fill previously existing board vacancies. These directors were appointed pursuant to the terms of the Merger Agreement.
     Messrs. Barclay, Berg, Gillis and O’Donnell and Dr. Chern will each serve on Newco’s Audit Committee, Compensation Committee and Nominating and Governance Committee.
     Mr. Newton is Managing Director of Perseus, which is affiliated with entities that are party to the Conversion Agreement. Immediately following the Merger Closing, Perseus will beneficially own through its affiliates an aggregate of approximately 13.7% of Newco’s outstanding common stock, including shares obtained pursuant to the Conversion Agreement and subject to the registration rights agreement as described in Item 3.02, as well as shares obtained pursuant to the Merger Agreement in exchange for Cardiac common stock purchased in a July 2004 private placement. Following the Merger Closing, if these Perseus entities continue to beneficially own at least ten percent of Newco’s outstanding capital stock in the aggregate, they will have the collective right to designate one director for election to Newco’s Board of Directors.
     Also effective as of the Merger Closing, Mr. Cohen resigned as Newco’s President and Newco’s Board of Directors appointed John R. Hinson as President and Chief Executive Officer.
     Mr. Hinson, 43, has served as Newco’s Chief Executive Officer and a director since February 2005. Prior to the merger, Mr. Hinson served as Quinton’s President since November 2000, its Chief Executive Officer since September 2003, and a director since July 1999. He also served as Quinton’s Chief Operating Officer from February 2000 through August 2003, as Secretary from July 1999 through April 2002, and as Chief Financial Officer and Executive Vice President of Operations from April 1999 to May 2001. He holds an M.B.A. from the Anderson Graduate School of Management at UCLA and a B.A. in Economics from Claremont McKenna College.
     Pursuant to his employment agreement assumed by Newco, Mr. Hinson serves as President and Chief Executive Officer. In 2004, Mr. Hinson received a base salary of $250,000 from Quinton, which was increased to $272,500 effective February 28, 2005. Mr. Hinson’s salary will be reviewed annually and may be changed at the discretion of the Board or the Compensation Committee of the Board. He is entitled to participate in any executive bonus plans adopted and modified by the Board of Directors and in other benefit programs provided with the approval of the Board, subject to applicable eligibility requirements. Mr. Hinson is also entitled to an annual automobile allowance of $6,000.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Newco’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), previously approved by the Newco’s Board of Directors and stockholders, and Newco’s Amended and Restated Bylaws (the “Restated Bylaws”), previously approved by Newco’s Board of Directors, became effective at the Merger Closing. The forms of the Restated Certificate and Restated Bylaws were previously included in the joint proxy statement/prospectus as Annexes D and E, respectively, and are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report.
     The Restated Certificate amended and restated in its entirety Newco’s certificate of incorporation in effect prior to the Merger Closing (the “Superseded Certificate”). Among other changes made to the Superseded Certificate, the Restated Certificate:
•	changes the corporation’s name from CSQ Holding Company to Cardiac Science Corporation,

•	authorizes 65,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share,

•	provides for the division of the Board of Directors into three classes, the directors in each class serving for three-year terms, with one class being elected each year by Newco’s stockholders,

•	provides for the removal of directors only for cause and, subject to certain exceptions, that any vacancies on the Board of Directors be filled only by the affirmative vote of the directors then in office, and

•	provides that a special meeting of stockholders may be called only upon the request of the Board of Directors, the Chairman of the Board or the President.

     The Restated Bylaws amended and restated in its entirety Newco’s bylaws in effect prior to the Merger Closing (the “Superseded Bylaws”). Among other changes made to the Superseded Bylaws, the Restated Bylaws:
•	provide for the division of the Board of Directors into three classes, the directors in each class serving for three-year terms, with one class being elected each year by Newco’s stockholders,

•	provide that a special meeting of stockholders may be called only upon the request of the Board of Directors, the Chairman of the Board or the President, and

•	contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors.
Item 8.01. Other Events.
     On September 1, 2005, Newco issued a press release announcing the Merger Closing. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired
     To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.
     (b) Pro Forma Financial Information
     To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.
     (c) Exhibits
2.1	Agreement and Plan of Merger dated as of February 28, 2005, as amended on June 23, 2005, among Quinton Cardiology Systems, Inc., Cardiac Science, Inc., CSQ Holding Company, Rhythm Acquisition Corporation, and Heart Acquisition Corporation (1)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Specimen Stock Certificate

4.2	Second Amended and Restated Registration Rights Agreement dated as of February 28, 2005 among Cardiac Science, Inc. and the investors listed on the signature pages thereto (1)

10.2*	Employment Agreement between Quinton Cardiology Systems, Inc. and John R. Hinson dated as of February 6, 2004 (2)

99.1	Press release dated September 1, 2005

*	Indicates management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to the registrant’s Registration Statement on Form S-4/A filed on July 28, 2005.

(2)	Incorporated by reference to the Quinton Cardiology Systems, Inc. Form 10-Q for the quarter ended March 31, 2004.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President and Chief Financial Officer

Dated: September 1, 2005

INDEX TO EXHIBITS
2.1	Agreement and Plan of Merger dated as of February 28, 2005, as amended on June 23, 2005, among Quinton Cardiology Systems, Inc., Cardiac Science, Inc., CSQ Holding Company, Rhythm Acquisition Corporation, and Heart Acquisition Corporation (1)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Specimen Stock Certificate

4.2	Second Amended and Restated Registration Rights Agreement dated as of February 28, 2005 among Cardiac Science, Inc. and the investors listed on the signature pages thereto (1)

10.2*	Employment Agreement between Quinton Cardiology Systems, Inc. and John R. Hinson dated as of February 6, 2004 (2)

99.1	Press release dated September 1, 2005

*	Indicates management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to the registrant’s Registration Statement on Form S-4/A filed on July 28, 2005.

(2)	Incorporated by reference to the Quinton Cardiology Systems, Inc. Form 10-Q for the quarter ended March 31, 2004.